FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman,
November 21, 2011		President and Chief Executive Officer
United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES UNAUDITED THIRD QUARTER
AND YEAR TO DATE 2011 RESULTS

ANN ARBOR, MI – United Bancorp, Inc. (UBMI.ob) reported consolidated net loss of $2.1 million, or $0.19 per share of common stock, for the third quarter of 2011, compared to consolidated net income of $1.0 million, or $0.14 per share of common stock, for the third quarter of 2010. Consolidated net loss for the first nine months of 2011 was $1.4 million, or $.18 per share, compared to a consolidated net loss for the first nine months of 2010 of $3.3 million, or $0.81 per share.

Results of Operations

The Company incurred a consolidated net loss of $2.1 million in the third quarter of 2011, primarily as a result of increased amounts in the Company’s provision for loan losses, combined with elevated levels of expenses relating to ORE property. This compares to consolidated net income for the third quarter of 2010 of $1.0 million. Consolidated net loss for the first nine months of 2011 was $1.4 million, which is an improvement of $1.9 million from consolidated net loss of $3.3 million incurred during the first nine months of 2010.

United’s net interest margin declined from 3.97% and 3.79%, respectively, for the three and nine month periods ended September 30, 2010, to 3.58% and 3.63%, respectively, for same periods of 2011. The decline in net interest margin is primarily a result of elevated levels of liquid assets currently being held in order to protect the balance sheet during this prolonged period of economic uncertainty, and also resulting from deposit growth while loan balances have declined.

While most categories of noninterest income increased in the third quarter of 2011 compared to the same period of 2010, income from loan sales and servicing declined by $609,000 when compared to an unusually strong third quarter in 2010. Total noninterest income for the quarter ended September 30, 2011 declined by 11.6% compared to the same quarter of 2010. For the first nine months of 2011, total noninterest income was up 7.1% from the same period of 2010, with the largest increases in Wealth Management fee income and income from loan sales and servicing. The diversity in United’s revenue stream has resulted in noninterest income that represented 36.0% of the Company’s net revenues for the first nine months of 2011.

The Company’s noninterest expenses for the three and nine month periods ended September 30, 2011 increased from the same periods in 2010. In the third quarter of 2011, expenses related to ORE property increased by $421,000, or 106.9%, compared to the same period of 2010. Those expenses included write-downs of the value and losses on the sale of property held as ORE, along with costs to maintain and carry those properties.

The largest increase in noninterest expense in the nine month period ended September 30, 2011 was in salaries and employee benefits, which increased by 12.9% over the same period one year earlier. The increase reflects, in part, the reinstatement of the Company’s match portion of its 401(k) plan effective January 1, 2011, increased health and life insurance premiums, and continued higher levels of commissions and other compensation costs related to the generation of income from loan sales and servicing. In addition, the Company has increased its staffing levels modestly to accommodate its future anticipated growth, and salary increases were reinstated effective April 1, 2011. However, the Company did not and will not pay or accrue any cash bonus or other payout to executive officers or non-commissioned employees under our bonus plans in 2010 or 2011.

The Company’s provision for loan losses for the third quarter of 2011 was $6.0 million, up from $3.15 million for the third quarter of 2010. Through the first nine months of 2011, United’s provision for loan losses of $11.9 million is 28.3% lower than the Company’s $16.6 million provision for loan losses for the same period of 2010.

Several factors impacted the provision for loan losses for the third quarter of 2011. The Company adopted the amendments required by ASU 2011-01 for troubled debt restructurings (“TDRs”) during the quarter. In addition, the Company performed its quarterly evaluation of the specific reserves on all of its loans previously identified as TDRs. The combined impact of these two items resulted in an increase in specific reserves on the Company’s accruing TDRs of $5.5 million. All of the Company’s accruing TDRs are performing in accordance with their modified terms and have demonstrated the necessary performance for the accrual of interest. In addition to the effect of the specific reserves on TDRs, updated information was received regarding collateral values for two borrowers with commercial real estate loans, resulting in additional specific reserves of $1.9 million during the third quarter of 2011.The impact of these items was partially offset by a decrease in the allowance (and provision) for loan losses for loans collectively evaluated for impairment. The Company’s allowance for loan losses for loans evaluated collectively for impairment decreased by $3.7 million as a result of a change in allocation methodology as of September 30, 2011. The Company believes that the new methodology, which utilizes a migration analysis incorporating internal credit risk gradings, is a better reflection of the probable incurred losses in the Company’s non-impaired loan portfolio.

Balance Sheet

Total consolidated assets of the Company were $894.4 million at September 30, 2011, up from $861.7 million at December 31, 2010. Gross portfolio loans of $577.6 million increased in the third quarter of 2011, but have declined in the first nine months of 2011 and over the twelve month period ended September 30, 2011 as a result of slowing loan demand, charge-offs and the Company’s effective use of loan sales to mitigate credit and interest rate risk.

The Company continued to hold elevated levels of investments, federal funds sold and cash equivalents in order to protect the balance sheet during this prolonged period of economic uncertainty. United’s balances in federal funds sold and other short-term investments were $99.4 million at September 30, 2011, compared to $95.6 million at December 31, 2010 and $80.1 million at September 30, 2010. Securities available for sale of $164.9 million at September 30, 2011 were up 32.4% from December 31, 2010 levels and were up 50.6% from September 30, 2010 levels. At the same time, the Company has begun to deploy some of its liquidity, as loan demand has increased, and loan balances increased in the third quarter of 2011.

Total deposits of $775.5 million at September 30, 2011 were up $41.5 million, or 5.7%, from $734.0 million at December 31, 2010, with the increase relatively evenly split between non-interest bearing and interest bearing deposit balances. The majority of the Bank’s deposits are derived from core client sources, relating to long-term relationships with local individual, business and public clients. Public clients include local government and municipal bodies, hospitals, universities and other educational institutions. As a result of its strong core funding, the Company’s cost of interest-bearing deposits was 0.81% for the third quarter and 0.86% for the first nine months of 2011, down from 1.09% and 1.19%, respectively, for the same periods of 2010.

Asset Quality

The Company’s ratio of allowance for loan losses to total loans at September 30, 2011 was 4.22%, and covered 81.8% of nonperforming loans, compared to 3.89% and 79.3%, respectively, at September 30, 2010. The Company’s allowance for loan losses increased by $866,000, or 3.7%, from September 30, 2010 to September 30, 2011. Net charge-offs of $7.0 million for the third quarter of 2011 were up 132.1% from net charge-offs of $3.0 million for the third quarter of 2010. Net charge-offs of $12.7 million for the nine months ended September 30, 2011 were 3.2% below levels experienced in the same period of 2010. Total nonperforming loans were $29.8 million at September 30, 2011, down 4.7% from June 30, 2011, but have increased by 0.6% since September 30, 2010. Loan workout and collection efforts continue with all delinquent clients, in an effort to bring them back to performing status.

Capital Management

Under the terms of a Memorandum of Understanding (“MOU”) with the Federal Deposit Insurance Corporation (“FDIC”) and the Michigan Office of Financial and Insurance Regulation (“OFIR”), United Bank & Trust (the “Bank”) is required, among other things, to have and maintain its Tier 1 leverage capital ratio at a minimum of 9% for the duration of the MOU, and to maintain its ratio of total capital to risk-weighted assets at a minimum of 12% for the duration of the MOU. In December, 2010, the Company closed its public offering of common stock. As a result of the additional capital, the Bank was in compliance with the capital requirements of its MOU with the FDIC and OFIR at December 31, 2010, March 31, 2011 and June 30, 2011. At September 30, 2011, the Bank’s Tier 1 leverage capital ratio was 8.88%, and its ratio of total capital to risk-weighted assets was 14.47%. United Bancorp, Inc. had cash balances of $6.3 million at September 30, 2011, which is available to provide additional capital to the Bank. The Company will re-evaluate its capital position in the fourth quarter of 2011, and believes it has the resources to once again bring the capital ratios of the Bank into compliance with the capital requirements of its MOU by December 31, 2011.

Planned Loan Production Office in Brighton/Livingston County

United anticipates opening a loan production office at 205 West Grand River Avenue in Brighton in the fourth quarter of 2011. It is intended that the office will offer services related to commercial lending, residential mortgage lending, Wealth Management and other permitted services, and will be staffed primarily by residents of Livingston County. Livingston County is an attractive market with strong growth potential, and the Company believes adding a physical presence in the Brighton and Livingston County market is a logical next step. The area is contiguous to its current market area, and the Bank has a current client base in the market that can serve as a referral source. United has been encouraged by business and community leaders in Livingston County to open an office in the market, as there is an unmet need for a community bank that is able to provide United’s depth of financial services.

About United Bancorp, Inc.

United Bancorp, Inc. is a community-based financial services company located in Washtenaw, Lenawee and Monroe Counties in Michigan. We provide financial solutions to our clients based on their unique circumstances and needs, through a line of business delivery system that includes banking, mortgage, structured finance and wealth management. For more information, visit the Company’s website at www.ubat.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as “begun,” “planned,” “anticipates,” “intended,” “potential,” “believes,” “next step,” “attempt,” “trends” and variations of such words and similar expressions. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to deployment of liquidity and loan demand, future capital levels, future compliance with our Memorandum of Understanding, and plans to open a loan production office. All statements referencing future time periods are forward-looking.

Management’s determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including mortgage servicing rights and deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated or that other real estate owned can be sold at its carrying value or at all. Our ability to improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on United Bancorp, Inc., specifically, are also inherently uncertain. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. United Bancorp, Inc. undertakes no obligation to update, clarify or revise forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Non-GAAP Financial Information

This press release includes disclosures about our pre-tax, pre-provision income and return on average assets. These disclosures are non-GAAP financial measures. For additional information about our pre-tax, pre-provision income and return on average assets, please see the unaudited consolidated financial statements and related footnotes that follow.

Unaudited Consolidated Financial Statements Follow.

United Bancorp, Inc. and Subsidiary
Comparative Consolidated Balance Sheet Data (Unaudited)

Dollars in thousands	Sept. 30,	June 30,	This Qtr	Dec. 31,	YTD	Sept. 30,	12-Month
Period-end Balance Sheet	2011	2011	Change	2010	Change	2010	Change
Assets
Cash and due from banks	$15,894	$13,600	$2,294	$10,623	$5,271	$14,761	$1,133
Interest bearing bal. with banks	99,420	95,708	3,712	95,599	3,821	80,053	19,367
Federal funds sold	-	-	-	-	-	-	-
Total cash & cash equivalents	115,314	109,308	6,006	106,222	9,092	94,814	20,500

Securities available for sale	164,945	148,008	16,937	124,544	40,401	109,489	55,456
FHLB Stock	2,571	2,571	-	2,788	(217)	2,992	(421)
Loans held for sale	7,709	2,544	5,165	10,289	(2,580)	15,674	(7,965)

Portfolio loans
Personal	107,410	108,878	(1,468)	108,544	(1,134)	110,691	(3,281)
Business	379,358	374,658	4,700	392,577	(13,219)	403,404	(24,046)
Residential mortgage	90,832	91,760	(928)	90,864	(32)	90,189	643
Total portfolio loans	577,600	575,296	2,304	591,985	(14,385)	604,284	(26,684)
Allowance for loan losses	24,357	25,370	(1,013)	25,163	(806)	23,491	866
Net loans	553,243	549,926	3,317	566,822	(13,579)	580,793	(27,550)

Premises and equipment, net	10,631	10,850	(219)	11,241	(610)	11,443	(812)
Bank owned life insurance	13,710	13,603	107	13,391	319	13,279	431
Other assets	26,282	25,289	993	26,413	(131)	24,184	2,098
Total Assets	$894,405	$862,099	$32,306	$861,710	$32,695	$852,668	$41,737

Liabilities
Deposits
Non-interest bearing	$134,673	$139,314	$(4,641)	$113,206	$21,467	$100,381	$34,292
Interest bearing	640,856	598,214	42,642	620,792	20,064	640,121	735
Total deposits	775,529	737,528	38,001	733,998	41,531	740,502	35,027
Short term borrowings	-	-	-	1,234	(1,234)	1,625	(1,625)
FHLB advances outstanding	24,054	27,068	(3,014)	30,321	(6,267)	30,339	(6,285)
Other liabilities	3,016	3,439	(423)	3,453	(437)	2,807	209
Total Liabilities	802,599	768,035	34,564	769,006	33,593	775,273	27,326
Shareholders' Equity	91,806	94,064	(2,258)	92,704	(898)	77,395	14,411
Total Liabilities and Equity	$894,405	$862,099	$32,306	$861,710	$32,695	$852,668	$41,737

		Three months ended Sept. 30,			Nine months ended Sept. 30,
Average Balance Data		2011	2010	% Change	2011	2010	% Change
Total loans		$583,042	$629,067	-7.3%	$583,534	$642,140	-9.1%
Earning assets		836,529	807,964	3.5%	836,363	838,281	-0.2%
Total assets		876,095	846,756	3.5%	873,808	879,084	-0.6%
Deposits		752,355	732,339	2.7%	749,082	760,763	-1.5%
Shareholders' Equity		94,159	77,597	21.3%	93,477	79,456	17.6%

Asset Quality
Net charge offs		$7,013	$3,021	132.1%	$12,706	$13,129	-3.2%
Non-accrual loans		29,392	27,680	6.2%
Non-performing loans		29,778	29,606	0.6%
Non-performing assets		34,081	33,292	2.4%
Nonperforming loans/total loans		5.16%	4.90%	5.2%
Nonperforming assets/total assets		3.81%	3.90%	-2.4%
Allowance for loan loss/total loans		4.22%	3.89%	8.5%
Allowance/nonperforming loans		81.8%	79.3%	3.1%

United Bancorp, Inc. and Subsidiary
Comparative Consolidated Income Statement and Performance Data (Unaudited)

Dollars in thousands except per share data	Three months ended Sept. 30,			Nine months ended Sept. 30,
Consolidated Income Statement	2011	2010	% Change	2011	2010	% Change
Interest Income
Interest and fees on loans	$7,918	$9,157	-13.5%	$24,253	$27,667	-12.3%
Interest on investment securities	925	790	17.1%	2,629	2,359	11.4%
Interest on fed funds sold & bank balances	63	46	37.0%	204	177	15.3%
Total interest income	8,906	9,993	-10.9%	27,086	30,203	-10.3%

Interest Expense
Interest on deposits	1,250	1,680	-25.6%	3,969	5,827	-31.9%
Interest on short term borrowings	-	68	-100.0%	11	123	-91.1%
Interest on FHLB advances	219	281	-22.1%	742	905	-18.0%
Total interest expense	1,469	2,029	-27.6%	4,722	6,855	-31.1%
Net Interest Income	7,437	7,964	-6.6%	22,364	23,348	-4.2%
Provision for loan losses	6,000	3,150	90.5%	11,900	16,600	-28.3%
Net Interest Income After Provision	1,437	4,814	-70.1%	10,464	6,748	55.1%

Noninterest Income
Service charges on deposit accounts	486	549	-11.5%	1,500	1,636	-8.3%
Trust & Investment fee income	1,226	1,177	4.2%	3,780	3,327	13.6%
Gains (losses) on securities transactions	-	-	0.0%	-	31	-100.0%
Income from loan sales and servicing	1,610	2,219	-27.4%	4,540	4,270	6.3%
ATM, debit and credit card fee income	550	491	12.0%	1,619	1,435	12.8%
Income from bank-owned life insurance	108	114	-5.3%	320	340	-5.9%
Other income	276	262	5.3%	817	706	15.7%
Total noninterest income	4,256	4,812	-11.6%	12,576	11,745	7.1%

Noninterest Expense
Salaries and employee benefits	4,759	4,502	5.7%	14,101	12,493	12.9%
Occupancy and equipment expense	1,276	1,296	-1.5%	3,819	3,929	-2.8%
External data processing	392	304	28.9%	1,041	899	15.8%
Advertising and marketing expenses	164	154	6.5%	482	474	1.7%
Attorney & other professional fees	476	424	12.3%	1,342	1,370	-2.0%
Director fees	102	88	15.9%	305	265	15.1%
Expenses relating to ORE property	815	394	106.9%	1,326	1,248	6.3%
FDIC Insurance premiums	288	456	-36.8%	1,021	1,405	-27.3%
Other expense	812	697	16.5%	2,366	2,189	8.1%
Total noninterest expense	9,084	8,315	9.2%	25,803	24,272	6.3%
Income (Loss) Before Federal Income Tax	(3,391)	1,311		(2,763)	(5,779)
Federal income tax (benefit)	(1,291)	284		(1,383)	(2,498)
Net Income (Loss)	$(2,100)	$1,027		$(1,380)	$(3,281)

Performance Ratios
Return on average assets	-0.95%	0.47%		-0.21%	-0.50%
Return on average equity	-8.85%	5.25%		-1.97%	-5.52%
Pre-tax, pre-provision ROA (1)	1.19%	2.08%	-42.7%	1.40%	1.64%	-14.8%
Net interest margin (FTE)	3.58%	3.97%	-9.8%	3.63%	3.79%	-4.2%
Efficiency ratio	77.0%	64.5%	19.4%	73.1%	68.4%	7.0%

Common Stock Performance
Basic & diluted earnings (loss) per share	$(0.19)	$0.14		$(0.18)	$(0.81)
Dividends per share	0.00	0.00	0.0%	0.00	0.00	0.0%
Dividend payout ratio	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Book value per share				$5.63	$11.25	-49.9%
Tangible book value per share				5.63	11.25	-49.9%
Market value per share (2)				2.95	3.65	-19.2%

United Bancorp, Inc. and Subsidiary
Trends of Selected Consolidated Financial Data (Unaudited)

Dollars in thousands except per share data	2011			2010
Balance Sheet Data	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Period-end:
Portfolio loans	$577,600	$575,296	$578,111	$591,985	$604,284
Total loans	585,309	577,840	578,630	602,274	619,958
Allowance for loan losses	24,357	25,370	25,194	25,163	23,491
Earning assets	852,245	824,127	848,280	825,205	812,492
Total assets	894,405	862,099	885,476	861,710	852,668
Deposits	775,529	737,528	760,233	733,998	740,502
Shareholders' Equity	91,806	94,064	92,831	92,704	77,395
Average:
Total loans	$583,042	$577,662	$589,974	$612,534	$629,067
Earning assets	836,529	830,838	841,824	818,646	807,964
Total assets	876,095	869,523	879,695	863,555	846,756
Deposits	752,355	742,171	752,724	747,188	732,339
Shareholders' Equity	94,159	93,409	92,824	79,808	77,597

Income Statement Summary
Net interest income	$7,437	$7,525	$7,402	$7,735	$7,964
Non-interest income	4,256	4,395	3,925	4,553	4,812
Non-interest expense	9,084	8,501	8,218	8,225	8,315
Pre-tax, pre-provision income (1)	2,609	3,419	3,109	4,063	4,461
Provision for loan losses	6,000	3,100	2,800	4,930	3,150
Federal income tax	(1,291)	(42)	(50)	(440)	284
Net income (loss)	(2,100)	361	359	(427)	1,027
Basic & diluted income (loss) per share	$(0.19)	$0.01	$0.01	$(0.11)	$0.14

Performance Ratios and Liquidity
Return on average assets	-0.95%	0.17%	0.17%	-0.20%	0.47%
Return on average common equity	-8.85%	1.55%	1.57%	-2.12%	5.25%
Pre-tax, pre-provision ROA (1)	1.19%	1.57%	1.41%	1.88%	2.08%
Net interest margin (FTE)	3.58%	3.69%	3.62%	3.81%	3.97%
Efficiency ratio	77.0%	70.7%	71.8%	66.3%	64.5%
Ratio of loans to deposits	74.5%	78.0%	76.0%	80.7%	81.6%

Asset Quality
Net charge offs	$7,013	$2,924	$2,769	$3,258	$3,021
Non-accrual loans	29,392	28,099	25,451	28,661	27,680
Non-performing loans	29,778	31,237	27,777	29,244	29,606
Non-performing assets	34,081	36,204	32,418	33,548	33,292
Nonperforming loans/portfolio loans	5.16%	5.43%	4.80%	4.94%	4.90%
Nonperforming assets/total assets	3.81%	4.20%	3.66%	3.89%	3.90%
Allowance for loan loss/portfolio loans	4.22%	4.41%	4.36%	4.25%	3.89%
Allowance/nonperforming loans	81.8%	81.2%	90.7%	86.0%	79.3%

Market Data for Common Stock
Book value per share	$5.63	$5.81	$5.72	$5.72	$11.25
Market value per share (2)
High	3.50	3.75	4.05	4.00	6.25
Low	2.90	3.00	3.35	2.65	3.65
Period-end	2.95	3.25	3.75	3.50	3.65
Period-end shares outstanding	12,697	12,692	12,692	12,667	5,083
Average shares outstanding	12,696	12,692	12,675	6,320	5,077

Trends of Selected Consolidated Financial Data (continued)

	2011			2010
Capital and Stock Performance	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Tier 1 Leverage Ratio	9.6%	10.1%	10.0%	10.2%	8.5%
Tangible common equity to total assets	8.0%	8.5%	8.2%	8.4%	6.7%
Total capital to risk-weighted assets	15.6%	16.6%	16.5%	16.3%	13.3%
Dividends per common share	$-	$-	$-	$-	$-
Dividend payout ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Price/earnings ratio (TTM)	NA	NA	NA	NA	NA
Period-end common stock market price/book value	52.4%	55.9%	65.6%	61.2%	32.5%

(1)
In an attempt to evaluate the trends of net interest income, noninterest income and noninterest expense, the Company calculates pre-tax, pre-provision income (“PTPP Income”) and pre-tax, pre-provision return on average assets (“PTPP ROA”). PTPP Income adjusts net income by the amount of the Company’s federal income tax (benefit) and provision for loan losses, which is excluded because its level is elevated and volatile in times of economic stress. PTPP ROA measures PTPP Income as a percent of average assets. While this information is not consistent with, or intended to replace, presentation under generally accepted accounting principles, it is presented here for comparison.

Management believes that PTPP Income and PTPP ROA are useful and consistent measures of the Company’s earning capacity, as these financial measures enable investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle, particularly in times of economic stress.

(2)	Market value per share is based on the last reported transaction on OTCBB before period end.